Exhibit 10.41

SUPPLY AGREEMENT

This Supply Agreement is effective as of December 22, 2005 (“Effective Date”) by and between Dendreon Corporation, a corporation organized under the laws of the State of Delaware, and having a place of business at 3005 First Avenue, Seattle, Washington 98121 (“DENDREON”), and Diosynth RTP, a corporation organized under the laws of the State of Delaware and having a place of business at 101 J. Morris Commons Lane, Morrisville, NC 27560 (“DIOSYNTH”) (each individually a “Party” and collectively the “Parties”).

WITNESSETH:

Whereas, DENDREON and DIOSYNTH are parties to that certain Bioprocessing Services Agreement dated March 16, 2001, as amended by the First Amendment to Bioprocessing Services Agreement dated May 8, 2003 and the Second Amendment to Bioprocessing Services Agreement dated October 27, 2004 (as amended, the “BSA”) for the provision of services for the production of the Ancillary Component, which is used in the manufacture of Drug Product; and

Whereas, DENDREON wishes to continue to purchase Ancillary Component from DIOSYNTH, and DIOSYNTH wishes to continue to sell and manufacture Ancillary Component for DENDREON under the following terms of this Supply Agreement.

Now, Therefore, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.	Definitions

All defined terms used in this Agreement have the meanings assigned to them in Schedule 1.

2.	Supply of Ancillary Component

2.1.	During the term of this Agreement, DIOSYNTH will manufacture Ancillary Component for DENDREON at the Facility and in the quantities required under this Agreement.

2.2.	DIOSYNTH will manufacture the Ancillary Component for DENDREON only at its facility located in Research Triangle Park, North Carolina (the “Facility”).

2.3.	During the Term, DENDREON will order a minimum of one [***] Campaign in accordance with the requirements of Section 6 (Forecasts/Orders). DIOSYNTH shall produce at least the following Campaign Quantities of Ancillary Component during each Campaign (as increased under Section 2.4, the “Minimum Gram Guarantee”):

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(Each of the above amounts are the “Original Minimum Gram Guarantees”).

For purposes of determining whether the Minimum Gram Guarantee is satisfied, the mass of Ancillary Component produced shall be determined with respect to final, purified bulk Ancillary Component that is dispositioned, and shall include from each

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Campaign samples pulled during filling. The mass is calculated by multiplying the Ancillary Component concentration by the volume of Ancillary Component. The Joint Operating Committee will maintain a register of mass of Ancillary Component for each Campaign.

2.4.	If in any Campaign (“First Campaign”) DIOSYNTH produces and DENDREON Accepts more than the Minimum Gram Guarantee applicable to the First Campaign (such additional amount being referred to as “Additional Production”), other than as a result of extension of the First Campaign to meet the Minimum Gram Guarantee, the Minimum Gram Guarantee for the next Campaign shall be increased as follows: The Minimum Gram Guarantee shall equal the greater of (i) the Minimum Gram Guarantee applicable to the immediately prior Campaign of equal length (or if no such Campaign has occurred, the Original Minimum Gram Guarantee for that length Campaign) or (ii) [ *** ] of the total production of Accepted Ancillary Component during the First Campaign (proportionally adjusted, where the First Campaign was not of equal length, by multiplying [ *** ] of the total production of Accepted Ancillary Component during the First Campaign by the Appropriate Adjustment Ratio). For clarity, the following examples demonstrate the intended application of the provisions of this Section 2.4:

a)	Example of Consecutive Campaigns of the Same Lengths:

Campaign #1 = [ *** ] months.

Minimum Gram Guarantee = [ *** ] grams.

[ *** ] grams Accepted.

Campaign #2 = [ *** ] months.

Minimum Gram Guarantee = Greater of (i) [ *** ] grams and (ii) [ *** ] grams = [ *** ] grams. Thus, the Minimum Gram Guarantee is now [ *** ] grams.

[ *** ] grams Accepted (As the [ *** ] month Campaign yielded less than [ *** ] grams, the Campaign was extended to produce at least [ *** ] grams, [ *** ] actually Accepted).

Campaign #3 = [ *** ] months.

Minimum Gram Guarantee = Greater of (i) [ *** ] grams and (ii) [ *** ] x [ *** ] grams. Thus, the Minimum Gram Guarantee is still [ *** ] grams.

b)	Example of Consecutive Campaigns of Different Lengths:

Campaign #1 = [ *** ] months.

Minimum Gram Guarantee = [ *** ] grams.

[ *** ] grams Accepted

Campaign #2 = [ *** ] months.

Minimum Gram Guarantee = Greater of (i) [ *** ] grams and (ii) [ *** ] grams x the Appropriate Adjustment Ratio [ *** ] grams.

2.5.	Process Consumables required in connection with the production and testing of Ancillary Component under this Agreement shall be acquired as set forth in Schedule 2, which sets forth each of the Parties’ roles and responsibilities with respect to the Process Consumables.

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2.6.	For clarification purposes, except as set forth in the first sentence of Section 0, nothing in this Agreement shall be construed as creating a “requirements” contract or otherwise to limit DENDREON’s right to manufacture Ancillary Component for itself or to obtain Ancillary Component from third parties.

3.	Term and Termination

3.1.	The term of this Agreement shall commence on the Effective Date and shall continue for a term of [ *** ] with automatic renewal for additional [ *** ] terms unless either Party gives written notice at least [ *** ] months prior to the expiration of such year term, or unless terminated sooner pursuant to Sections 3.2, 3.3 or 3.4 below (“Term”).

3.2.	This Agreement may be terminated by either Party in the event of the material breach or default by the other Party of the terms and conditions hereof; provided however, that the other Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of the Agreement, specifying the grounds therefor. Upon receipt of such notice, the defaulting party shall have [ *** ] days to cure such breach or default, except with respect to DIOSYNTH’S failure to meet the minimum gram guarantee or production of non-conforming Product, which shall be governed by Sections 8.1 and 8.4 of this Agreement. If the defaulting Party fails to cure such breach or default within the time set forth above, then the other Party may immediately terminate this Agreement. Termination of this Agreement pursuant to this Article 3.2 shall not affect any other rights or remedies which may be available to the non-defaulting Party subject to the limitations contained in Article 15.

3.3.	This Agreement may be terminated by either Party if the other Party makes an assignment for the benefit of its creditors, or is placed in receivership, liquidation, or bankruptcy.

3.4.	This Agreement may be terminated immediately at DIOSYNTH’S option if DENDREON fails to place an Order for at least a [ *** ] -month Campaign and purchase the Ancillary Component from that [ *** ] month Campaign in any [ *** ] month period following the first Order.

3.5.	It is anticipated that approval of the current Ancillary Component manufacturing process will be sought by Biologics License Application (“BLA”) with the FDA in the third quarter of 2006. This Agreement assumes the BLA will be accepted for review, and approved by the FDA using the current Ancillary Component manufacturing process as defined in the batch records and deliverables from the BSA. Should the FDA require material changes to the process, the parties will negotiate appropriate amendments to this Agreement in good faith.

3.6.	The right of either Party to terminate this Agreement as provided in Sections 3.2, 3.3 or 3.4 shall not be affected in any way by its waiver of, or failure to take action with respect to, any other default.

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3.7.	Termination of this Agreement for any reason shall not relieve the other Party of any liability or from any obligations which have accrued under this Agreement prior to such termination; provided that DENDREON may, at its option, cancel any outstanding orders for Ancillary Component without charge or other liability upon termination of this Agreement by DENDREON for DIOSYNTH’S material breach or default under Section 3.2.

3.8.	The following Sections shall survive expiration or termination of this Agreement: Sections 3.7, 3.8 and 5.2, and Articles 9 through 17 and 21.

4.	Price, Invoicing and Payment

4.1.	The price per Campaign to produce Ancillary Component manufactured hereunder shall be determined as set forth in Schedule 3 attached hereto, which is incorporated herein by reference. If DIOSYNTH produces Additional Production during any Campaign, DENDREON shall purchase [ *** ] of such Additional Production at a price per gram equal to the Additional Production Price. Effective for all invoices issued for Accepted Product on or after January 1, 2008 and each year thereafter, the price per Campaign and the price for Additional Production shall be increased annually by the percentage equal to the percentage increase in the Producer Price Index from the previous calendar year.

4.2.	Following receipt of an Order that complies with the terms of this Agreement, DIOSYNTH may invoice DENDREON as follows:

(a)	[ *** ] percent [ *** ] of the Campaign Base Price (as set forth in Schedule 3, based on the assumption of delivery of the then-current Minimum Gram Guarantee) upon the later of (i) receipt of the order, or (ii) the date which is [ *** ] months before the Order Campaign Start Date; provided that for the first Order DIOSYNTH may invoice DENDREON this amount as of April 1, 2006;

(b)	[ *** ] percent [ *** ] of the Estimated Consumables Payment (each as set forth in Schedule 2, based on the assumption of delivery of the then-current Minimum Gram Guarantee) upon the later of (i) receipt of the order, or (ii) the date which is [ *** ] months before the Order Campaign Start Date;

(c)	A further [ *** ] of the Campaign Base Price and the remaining [ *** ] percent [ *** ] of the Estimated Consumables Payment (as set forth in Schedules 2 and 3, based on the assumption of delivery of the then-current Minimum Gram Guarantee) upon the Campaign Start Date; and

(d)	The remaining [ *** ] percent [ *** ] of the Campaign Base Price shall be paid by DENDREON on a per-gram basis, until the Minimum Gram Guarantee is met as such Ancillary Component is Accepted by DENDREON under this Agreement, at a price equal to [ *** ] percent [ *** ] of the ratio of the Campaign Base Price divided by the Minimum Gram Guarantee.

(e)	After the Minimum Gram Guarantee is met, subsequent Additional Production will be invoiced on a per-gram basis as such Ancillary Component is Accepted by DENDREON at the Additional Production Price.

(f)	As Process Consumables are purchased, DIOSYNTH will issue a statement to DENDREON reconciling such purchases against the Estimated Consumables

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Payment pursuant to Schedule 2 and section 4.2(b). The reconciliation against Actual Consumables Payment will result in either: (i) a credit for overpayment compared to the Estimated Consumables Payment which DIOSYNTH will credit against the Campaign Base Price, or (ii) an invoice to DENDREON for the additional costs compared to the Estimated Consumables Payment.

(g)	For the first [ *** ] months of manufacturing under this Agreement, DIOYSNTH will invoice DENDREON on a monthly basis for manufacturing support by DIOSYNTH’S process development group. Such manufacturing support will be priced at the Manufacturing Support Price per month as specified in Schedule 3. For clarity, the following example demonstrates the intended application of the provisions of this Section:

i.	DENDREON’s Initial Order is for a [ *** ] month Campaign: DIOSYNTH will invoice DENDREON at the Manufacturing Support Price at the Campaign Start Date and for the subsequent [ *** ] monthly invoices

ii.	DENDREON’s next Order is for a [ *** ] month Campaign: DIOSYNTH will invoice at the Manufacturing Support Price at the Campaign Start Date and for the subsequent [ *** ] monthly invoices.

4.3.	DENDREON shall pay DIOSYNTH in U.S. dollars within thirty (30) days from the date of invoice. Invoiced amounts not paid within such thirty (30) day period, and not disputed under Section 4.7, are subject to interest at the lesser rate of one percent (1%) per month, or the maximum rate amount permitted by law.

4.4.	Any Ancillary Component stored by DIOSYNTH for more than sixty (60) days after Acceptance by DENDREON is subject to a storage charge of [ *** ] per Lot per day.

4.5.	Except as provided in Section 4.7, any amounts owed for more than sixty (60) days past due, and not disputed under Section 4.7, constitute a material breach of this Agreement.

4.6.	Notwithstanding the DENDREON Process Consumables Payment Percentage set forth in Schedule 2, DENDREON shall bear 100% of the costs related to changes in availability or catalog/custom status of the cell culture medium (currently Sf900II) or chromatography resins.

4.7.	DENDREON shall notify DIOSYNTH in writing of any good faith dispute with respect to any invoice within thirty (30) calendar days after the date of such invoice, and the Parties shall promptly attempt in good faith to amicably resolve such disagreement. In the event that DENDREON disagrees with part of any invoice pursuant to this Section 4.7 DENDREON shall pay the part of that invoice not subject to disagreement.

5.	Title and Risk of Loss

5.1.	DIOSYNTH shall deliver Ancillary Component to DENDREON FCA (according to INCO Terms 2000) the Facility. Delivery of Ancillary Component by DIOSYNTH shall be deemed to have taken place upon delivery to a DENDREON-designated carrier at the Facility.

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5.2.	Title and risk of loss to the Ancillary Component sold hereunder shall pass to DENDREON upon delivery of Ancillary Component to a DENDREON-designated carrier at DIOSYNTH’S facility consistent with Section 5.1.

6.	Forecasts/Orders

6.1.	Within ten (10) business days after the Effective Date, and thereafter within ten (10) business days after the start of each Quarter during the Term, DENDREON shall submit to DIOSYNTH a [ *** ] rolling forecast for its anticipated requirements for Ancillary Component for the succeeding [ *** ] Quarters (beginning with the Quarter in which the forecast is due). Notwithstanding the provisions of this Section 6.1, the forecasts that DENDREON is to provide hereunder need not extend beyond this Agreement’s Term.

6.2.	DENDREON shall submit to DIOSYNTH a binding Order for the first Campaign by January 1, 2006. DENDREON does not anticipate placing an additional Order until[ *** ]; accordingly, DIOSYNTH shall be free to fill its intermediate scale cell culture facility with other customers from[ *** ]. In addition, following DENDREON’s placement of any Order for a [ *** ] month Campaign, DIOSYNTH shall be free to fill its intermediate scale cell culture facility with other customers for the [ *** ] month period beginning [ *** ] months after the Order Campaign Start Date for that [ *** ] month Campaign and following DENDREON’s placement of any Order for a [ *** ] -month Campaign, DIOSYNTH shall be free to fill its intermediate scale cell culture facility with other customers for the [ *** ] -month period beginning [ *** ] months after the Order Campaign Start Date for that [ *** ] month Campaign.

6.3.	DENDREON’s first Order for a Campaign under Section 6.2, and all subsequent Orders, shall be submitted to DIOSYNTH at least [ *** ] months prior to the requested Campaign Start Date that is specified in the Order (such specified Campaign Start Date, the “Order Campaign Start Date”).

6.4.	Each Order shall be for a [ *** ] month Campaign and shall specify (i) the Order Campaign Start Date; (ii) the length of the Campaign; and (iii) the designated carrier for delivery of Ancillary Component.

6.5.	DIOSYNTH shall respond to a written Order from DENDREON within ten (10) business days (an “Order Acceptance”) to accept the Order and confirm an estimated Campaign Start Date, which shall be no later than the Order Campaign Start Date, and which shall be confirmed in writing at least six (6) month prior to the Order Campaign Start Date, and the Estimated Campaign Completion Date, and which shall include the applicable Minimum Gram Guarantee for the Campaign.

6.6.

After receiving an Order for a Campaign, DENDREON shall have the right and option to extend the Campaign for up to an additional [ *** ] months; provided that DIOSYNTH has available manufacturing capacity and raw materials. If the Campaign is extended from a [ *** ] month Campaign to a [ *** ] month Campaign,

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then DIOSYNTH may invoice DENDREON as if the extension was a new Order for a [ *** ] month Campaign (provided that DENDREON shall receive a credit for any amounts previously paid by DENDREON on the original Order for the [ *** ] month Campaign). Likewise, if the Campaign is extended from either a [ *** ] month Campaign to a[ *** ] month Campaign, then DIOSYNTH may invoice DENDREON as if the extension was a new Order for a [ *** ] month Campaign (provided that DENDREON shall receive a credit for any amounts previously paid by DENDREON on the original Order for the [ *** ] month Campaign).

6.7.	The Parties recognize that this Agreement is for the manufacturing and delivery of Ancillary Component and that there is an interval of approximately [ *** ] weeks between completion of manufacture of Ancillary Component and Disposition of Ancillary Component.

6.8.	Once an Order has been placed, it shall be binding on both Parties (except as provided in Section 3.7) and (i) DENDREON shall be responsible for payment of the price of such Order as set forth in Section 4.2, subject to DENDREON’s cancellation rights under Section 6.9, and (ii) DIOSYNTH shall be responsible to fulfill the Order by the dates set forth therein.

6.9.	With the exception of the first Order, DENDREON shall have the right to cancel any Orders submitted hereunder, subject to the following:

(a)	If the cancellation occurs [ *** ] months or more before the Order Campaign Start Date, the cancellation shall be without charge or other liability to DENDREON.

(b)	If the cancellation occurs at least [ *** ] months, but no more than [ *** ] months, before the Order Campaign Start Date, DENDREON shall be responsible for a percentage of the Campaign Base Price of the Campaign specified in the Order (as set forth in Schedule 2, based on the assumption of delivery of the then-current Minimum Gram Guarantee) and one hundred percent (100%) of the Actual Consumables Payment. The cancellation fee will be determined as follows:

i.	[ *** ] month Campaign –[ *** ] of the Campaign Base Price will be paid by DENDREON.

ii.	[ *** ] Month Campaign [ *** ] of the Campaign Base Price will be paid by DENDREON.

iii.	[ *** ] Month Campaign [ *** ] of the Campaign Base Price will be paid by DENDREON.

(c)	If the cancellation occurs before the Order Campaign Start Date, but no more than [ *** ] before the Order Campaign Start Date, DENDREON shall be responsible for a percentage of the Campaign Base Price of the Campaign specified in the Order (as set forth in Schedule 2, based on the assumption of delivery of the then-current Minimum Gram Guarantee) and one hundred percent (100%) of the Actual Consumables Payment. The cancellation fee will be applied as follows:

i.	[ *** ] month Campaign –[ *** ] of the Campaign Base Price will be paid by DENDREON.

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ii.	[ *** ] Month Campaign [ *** ] of the Campaign Base Price will be paid by DENDREON.

iii.	[ *** ] Month Campaign [ *** ] of the Campaign Base Price will be paid by DENDREON.

(d)	If the cancellation occurs on or after the Order Campaign Start Date, DENDREON shall be responsible for [ *** ] of the Campaign Base Price plus the higher value of the Estimated Consumables Payment or the Actual Consumables Payment.

(e)	DIOSYNTH shall use all reasonable efforts to mitigate its losses where DENDREON cancels an Order, including, among other things, using the Process Consumables for other customers of DIOSYNTH and returning Process Consumables for cash or credit wherever possible. DIOSYNTH shall promptly notify DENDREON of any losses it is able to mitigate, and DENDREON’S payment obligations under this Section 6.9 shall be reduced to the extent that DIOSYNTH mitigates its losses in this regard.

(f)	Any amounts paid by DENDREON for a Campaign under Section 4 shall be fully credited against amounts due under this Section 6.9. To the extent amounts paid under Section 4 exceed amounts payable under this Section 6.9, DIOSYNTH shall promptly refund the difference to DENDREON.

6.10.	DENDREON shall have the right to reduce any Order submitted hereunder, subject to the following:

(a)	DENDREON may not change the Order Campaign Start Date.

(b)	DENDREON may reduce any Order to a shorter Campaign without penalty no less than [ *** ] months prior to the Order Campaign Start Date.

(c)	DENDREON may reduce any Order from [ *** ] months prior to the Order Campaign Start Date through the Campaign Start Date, subject to the following:

i.	Campaign reduction fees to be paid by DENDREON will be calculated based on reduced Campaign length in increments of [ *** ] months.

ii.	For a reduction of [ *** ] months from a [ *** ] month to a [ *** ] month Campaign, DENDREON shall pay to DIOSYNTH [ *** ] [ *** ] of the difference in Campaign Base Prices (as set forth in Schedule 2, based on the assumption of delivery of the then-current Minimum Gram Guarantee).

iii.	For a reduction of [ *** ] months from a [ *** ] month to a[ *** ] month Campaign, DENDREON shall pay to DIOSYNTH [ *** ] of the difference in Campaign Base Prices (as set forth in Schedule 2, based on the assumption of delivery of the then-current Minimum Gram Guarantee.

iv.	For a reduction of [ *** ] months from a [ *** ] month to a [ *** ] month Campaign DENDREON shall pay to DIOSYNTH a reduction fee equal to [ *** ] of the difference in the Campaign Base Prices (as set forth in Schedule 2, based on the assumption of delivery of the then-current Minimum Gram Guarantee).

v.	DENDREON shall pay to DIOSYNTH the Actual Consumables Payment for the reduced Order, including payment for any surplus consumable irrevocably committed by DIOSYNTH for the Original Order Campaign.

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7.	Facilities Visits

DENDREON shall have the right to visit DIOSYNTH’S facilities in accordance with the guidelines set forth in Schedule 5 attached to this Agreement. DENDREON agrees to comply with these guidelines and shall bear responsibility for any failure of its representatives to so comply.

8.	Non-Conforming Ancillary Component

8.1.	If during the performance of a Campaign DIOSYNTH reasonably anticipates that the Campaign Quantity of Acceptable Ancillary Component that will be produced in such Campaign may not meet the applicable Minimum Gram Guarantee, DIOSYNTH shall promptly notify DENDREON in writing and shall extend the Campaign as reasonably necessary to meet the Minimum Gram Guarantee, unless DENDREON otherwise notifies DIOSYNTH in its discretion. In the event that DIOSYNTH reasonably anticipates during the Campaign that the Campaign Quantity of Acceptable Ancillary Component will meet the Minimum Gram Guarantee, but the Campaign does not actually produce sufficient Acceptable Ancillary Component to meet the Minimum Gram Guarantee, then DIOSYNTH shall promptly produce, at its sole cost, such additional Ancillary Component as is necessary to meet the Minimum Gram Guarantee[ *** ] The remedies set forth in this Section 8.1 shall be DENDREON’s sole remedy in the case of failure to meet the Minimum Gram Guarantee.

8.2.	Subject to Section 6.7, after the completion of a Lot, DIOSYNTH shall use commercially reasonable efforts to Disposition the Ancillary Component to DENDREON along with the certificate of analysis, other associated manufacturing, testing and process documentation, and supporting data, required to be provided by DIOSYNTH under the Quality Agreement.

8.3.	Ancillary Component shall be considered non-conforming, and may be rejected by DENDREON, if it fails to conform to the warranties set forth in section 16.1.

8.4.	In the event that any Ancillary Component is Dispositioned by DIOSYNTH and not Accepted by DENDREON pursuant to written notification, DIOSYNTH shall not ship such Ancillary Component. In such case, and if DIOSYNTH concurs with DENDREON’s basis for not Accepting the Ancillary Component, DIOSYNTH shall replace the non-conforming Ancillary Component up to the Minimum Gram Guarantee[ *** ] The replacement of non-conforming Ancillary Component as provided in this paragraph shall constitute DENDREON’S sole remedy for the production of non-conforming Ancillary Component, subject to Sections 4.2(d) and (e) (pursuant to which certain DENDREON payment obligations that are conditioned upon Acceptance of Ancillary Component), and without limiting DIOSYNTH’s obligations or DENDREON’s rights under Sections 9 (Recall of Marketed Drug Product), and 12 (Indemnification).

8.5.	If DENDREON and DIOSYNTH are unable to agree as to whether such Ancillary Component meets the warranties set forth in Section 17.1(a), then the matter shall be[ *** ] If DENDREON and DIOSYNTH are unable to agree as to whether such Ancillary Component meets the warranties set forth in Section 17.1(b)-(e), then[ *** ]

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9.	Recall of the Marketed Drug Product

Each party shall promptly notify the other party (in any event within 48 hours) of obtaining knowledge of any information that might reasonably result in the recall, seizure or other enforcement action relating to the Drug Product. If Drug Product must be recalled by reason of failure to meet any regulatory requirement, or DENDREON reasonably determines that all or specified quantities of the Drug Product should be recalled, DENDREON shall have the sole responsibility to effect the recall. However, DIOSYNTH shall cooperate as reasonably requested by DENDREON. DENDREON shall reimburse DIOSYNTH for any costs reasonably expended by DIOSYNTH unless the recall is due to negligent or intentionally wrongful act or omission of DIOSYNTH, or a failure of DIOSYNTH to conform in all material respects to the Specifications or the provisions of this Agreement or the Quality Agreement, then DIOSYNTH shall reimburse DENDREON for all costs reasonably expended by DENDREON to effect the removal of Drug Product from the supply chain.

10.	DIOSYNTH Disclaimer

EXCEPT FOR EXPRESS WARRANTIES PROVIDED IN THIS AGREEMENT, DIOSYNTH HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SERVICES AND PRODUCTS PROVIDED UNDER THIS AGREEMENT AND THE MANUFACTURE OF ANCILLARY COMPONENT, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR EXPRESS WARRANTIES DESCRIBED IN SECTION 17.1 , DIOSYNTH FURTHER DISCLAIMS ANY WARRANTY THAT THE ANCILLARY COMPONENT SUPPLIED TO DENDREON HEREUNDER WILL SATISFY THE REQUIREMENTS OF ANY REGULATORY AGENCY AT THE TIME OF A REGULATORY SUBMISSION TO SUCH AGENCIES.

11.	Confidentiality

11.1.	Except as otherwise provided in this Article 11, during the initial Term of this Agreement, including any renewals thereof, and for a period of [ *** ]years thereafter:

(a)	DIOSYNTH will retain in confidence and use only for purposes of this Agreement any Confidential Information disclosed by DENDREON or on behalf of DENDREON to DIOSYNTH under this Agreement; and

(b)	DENDREON will retain in confidence and use only for purposes of this Agreement any Confidential Information disclosed by DIOSYNTH or on behalf of DIOSYNTH to DENDREON under this Agreement.

11.2.

To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any such rights which survive termination or expiration hereof, each Party may disclose Confidential Information to its Affiliates, consultants, outside contractors, or clinical investigators on condition that such entities or persons agree i) to keep the Confidential Information confidential

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for the same time periods and to the same extent as each Party is required to keep the Confidential Information confidential, and ii) to use the Confidential Information only for such purposes as such Party is entitled to use the Confidential Information.

11.3.	To the extent a Party is required by any law, rule, regulation, subpoena, order, decree, or decision or other process of law to disclose the Confidential Information of the other Party, the Party subject to the disclosure requirement may so disclose the Confidential Information of the other Party provided it informs the other Party in a timely manner of the disclosure requirement and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other Party to attempt by appropriate legal means to limit such disclosure.

12.	Indemnification

12.1.	Indemnification by DENDREON. DENDREON shall indemnify, defend and hold DIOSYNTH, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or connected with (i) [ *** ] (ii) DENDREON ‘s breach of any of its obligations, warranties or representations hereunder; or (iii) DENDREON ‘s negligent acts or omissions or willful misconduct; provided that DENDREON shall have no liability for any damages, judgments, claims, suits, actions, liabilities, costs and expenses covered by DIOSYNTH’S indemnification obligations under Section 12.2.

12.2.	Indemnification by DIOSYNTH. DIOSYNTH shall indemnify, defend and hold DENDREON, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or connected with (i)[ *** ]; (ii) DIOSYNTH’S breach of any of its obligations, warranties or representations hereunder; or (iii) DIOSYNTH’S negligent acts or omissions or willful misconduct; provided that DIOSYNTH shall have no liability for any damages, judgments, claims, suits, actions, liabilities, costs and expenses covered by DENDREON’S indemnification obligations under Section 12.1.

12.3.

A Party (the “Indemnitee”) which intends to claim indemnification under this Article shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee’s rights hereunder

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or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any attorneys’ fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

13.	Regulatory Filings.

13.1.	DIOSYNTH has filed and maintains a Type V drug master file (“DMF”) in the United States. For regulatory purposes, including the submission of regulatory filings, amendments thereto and equivalents thereof, DENDREON shall be allowed to reference the DMF in its regulatory filings, and to other similar documents and DIOSYNTH will give DENDREON written authorization for FDA to review the DMF, and other similar documents, that are necessary to complete regulatory filings that are related to the Ancillary Component and the Drug Product. DIOSYNTH shall also cooperate with DENDREON in obtaining regulatory approval to commercialize Drug Product in the United States and in other countries at DENDREON’s sole expense.

13.2.	As between the Parties, DENDREON shall be the sole owner of all U.S. and foreign regulatory filings and all related approvals obtained from FDA and other regulatory authorities with respect to the Ancillary Component and Drug Product, subject to the terms of Section 13.1.

14.	Inventions and Patents

14.1.	As between the Parties, DENDREON owns all right, title and interest in and to all Product Inventions. DIOSYNTH hereby exclusively assigns, including to the exclusion of DIOSYNTH, to DENDREON all rights (including patent and intellectual property rights) in all Product Inventions, and DIOSYNTH shall promptly notify DENDREON of the discovery of each Product Invention and cooperate and cause its employees to cooperate with DENDREON in perfecting DENDREON’S right, title and interest in and to Product Inventions, including the execution of applications, assignments and other instruments and the giving of testimony which may be appropriate to apply for and obtain Letters Patent of the U.S. or of any foreign country with respect to the Product Invention, and DENDREON shall compensate DIOSYNTH for the time reasonably devoted to such activities and reimburse it for reasonable expenses incurred.

14.2.	As between the Parties, DIOSYNTH shall retain all rights to any Process Inventions, subject to DENDREON’s rights and licenses under this Article 14.

14.3.	DIOSYNTH hereby grants to DENDREON without charge a[ *** ] Except as hereinafter described, DENDREON has no right, express or implied, to sub-license any Process Invention without the prior written permission of DIOSYNTH.

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14.4.	The license granted to DENDREON in Section 14.3 is and shall be exclusive with respect to [ *** ]

14.5.	The license granted to DENDREON in Section 14.3 includes the right for DENDREON to grant sublicenses (but not to authorize further sublicenses) under the rights granted to DENDREON to use and practice the Process Inventions, but solely to DENDREON Collaborators, to make and have made[ *** ]

14.6.	For any DENDREON Collaborator, contract manufacturer and/or other Third Party to whom DENDREON discloses Process Inventions in connection with a grant of a sublicense or DENDREON’s exercise of “have made” rights, DENDREON shall obtain a written agreement in which the DENDREON Collaborator, contract manufacturer and/or other Third Party agrees to be bound by all of the applicable terms and conditions of this Agreement, including the provisions of this Section 14 as well as the confidentiality provisions contained in Section 11 hereof.

14.7.	In addition, DIOSYNTH will grant to DENDREON without charge, upon written request, a perpetual non-exclusive, royalty-free, worldwide license, to include additional terms substantially the same as those set forth in Appendix Three, to use Process Inventions for the development and commercialization [ *** ]

14.8.	In the event that DENDREON intends to utilize any Third Party to provide services for the development or commercialization of the Product similar to those being provided by DIOSYNTH hereunder or for the development or commercialization of Other Products and wishes to employ Process Inventions for such development or commercialization, DENDREON shall grant to DIOSYNTH a right of first negotiation for such a period of 90 days from the date DENDREON notifies DIOSYNTH of DENDREON’s intent to utilize such Third Party to perform such services under commercially reasonable terms. If despite their good-faith efforts, DENDREON and DIOSYNTH are unable to agree on terms for such services during the 90-day negotiation period, then DENDREON shall have no further obligation under this Section 14.8 and shall be free to utilize any Third Party for the performance of such services.

14.9.	DIOSYNTH reserves and shall have the right to utilize data generated during the course of the performance of this Agreement to support applications, assignments or other instruments necessary to apply for and obtain Letters Patent of the U.S. or any foreign country with respect to Process Inventions so long as no information which DIOSYNTH is required to keep confidential under this Agreement is disclosed in any such application, assignment or other instrument. DIOSYNTH shall notify DENDREON 90 days in advance of DENDREON’s intent to file, make or create any such application, assignment or other instrument.

14.10.

 During the Term of this Agreement, and for a period of [ *** ] months after its expiration or any termination, DIOSYNTH shall, at DENDREON’s sole expense, cooperate, subject to the availability of resources in DIOSYNTH’s reasonable determination, in[ *** ] DIOSYNTH shall also provide copies of batch records,

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development reports, project correspondence, process validation protocols, process drawings, product-specific test methods, applicable subcontractor reports, or other Process Inventions and information related to and reasonably necessary for [ *** ] (which may include know how that otherwise constitutes Confidential Information of DIOSYNTH). DIOSYNTH may invoice DENDREON for the time expended in performing its obligations under this Section 14.10, at a mutually agreed upon hourly rate, plus any direct expenses.

15.	Limitation of Liability

EXCEPT FOR DAMAGES ARISING OUT OF A DIOSYNTH’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 11, IN NO EVENT SHALL DIOSYNTH BE LIABLE TO DENDREON FOR AN AMOUNT THAT, IN THE AGGREGATE, EXCEEDS $25 MILLION. EXCEPT FOR DAMAGES ARISING OUT OF A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 11, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, ANY CLAIM FOR DAMAGES BASED UPON LOST PROFITS ARISING IN CONNECTION WITH ANY DEFAULT OR BREACH OF SUCH OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT OR ANY ATTACHMENT, SCHEDULE OR EXHIBIT HERETO.

16.	Representations, Warranties and Covenants by DENDREON

DENDREON represents, warrants and covenants to DIOSYNTH as follows:

16.1.	DENDREON has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by DENDREON of this Agreement has been duly and validly authorized, and no additional consent is required in connection with the execution, delivery and performance of this Agreement.

16.2.	To DENDREON’S knowledge, as of the Effective Date, neither the execution of the manufacturing process as transferred to DIOSYNTH nor DENDREON’S use or sale of the Ancillary Component, will violate or infringe on the patents, trademarks, tradenames, servicemarks, copyrights or other intellectual property rights of any Third Party.

16.3.	DENDREON will maintain in effect during the term of this Agreement any and all federal, state and/or local licenses, regulatory approvals, registrations and permits which may be required to be maintained by DENDREON in order for DENDREON to use, market and sell Ancillary Component manufactured hereunder that is used, marketed and sold by DENDREON.

16.4.	DENDREON’s signature on cGMP documentation constitutes a warranty that these documents do not conflict with DENDREON’s regulatory filings.

16.5.	In its performance of this Agreement, DENDREON will comply with all applicable federal, state and local laws, regulations and executive orders and amendments thereto and all regulatory requirements.

16.6.	DENDREON will not knowingly take any action or knowingly omit to take any action that would unreasonably or illegally interfere with DIOSYNTH’S ability to manufacture the Ancillary Component in accordance with this Agreement.

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17.	Representations, Warranties and Covenants by DIOSYNTH

DIOSYNTH represents, warrants and covenants to DENDREON as follows:

17.1.	With regard to the Ancillary Component:

(a)	It will[ *** ];

(b)	It has been manufactured, bulk packaged, bulk labeled, stored and shipped in conformity in all material respects with all cGMP requirements and documentation, and applicable rules and regulations relating to the environment and health and safety;

(c)	It has been manufactured, bulk packaged and stored in facilities that are approved or subject to pre-approval inspection by the applicable US regulatory authorities for the manufacture of Ancillary Component at the time of such manufacture, bulk packaging and storage, to the extent such approval is required by law;

(d)	It will be manufactured, bulk packaged and stored in accordance with all applicable laws and regulations in effect for the location of such activities;

(e)	It has not been adulterated or misbranded within the meaning of the Act or any other applicable US federal or state law, including any and all applicable US regulatory guidances.

17.2.	DIOSYNTH also warrants: that it does not to the best of its knowledge, and will not knowingly, use in any capacity the services of any person, or organization that employs any person, who has been debarred under section 306 of the Act in connection with the manufacture of the Ancillary Component.

17.3.	DIOSYNTH has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by DIOSYNTH of this Agreement has been duly and validly authorized, and no additional consent is required in connection with the execution, delivery and performance of this Agreement.

17.4.	To DIOSYNTH’s knowledge, as of the Effective Date, [ *** ] transferred by DENDREON to DIOSYNTH [ *** ] will not violate or infringe on the patents, trademarks, tradenames, servicemarks, copyrights or other intellectual property rights of any Third Party.

17.5.	In its performance of this Agreement, DIOSYNTH will comply with all applicable federal, state and local laws, regulations and executive orders and amendments thereto and all applicable regulatory requirements.

17.6.	DIOSYNTH will maintain in effect during the term of this Agreement, any and all federal, state and/or local licenses, applicable regulatory approvals, registrations and permits which may be required to be maintained by DIOSYNTH in order to manufacture the Ancillary Component hereunder.

17.7.	DIOSYNTH will not knowingly take any action or knowingly omit to take any action that would unreasonably or illegally interfere with DENDREON’s ability to use, market and sell the Ancillary Component, Drug Product or Other Product.

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17.8.	Other than the materials, documentation, know-how and Process Inventions that DIOSYNTH is required to transfer and deliver to DENDREON under Section 14.10, DIOSYNTH does not possess any materials, documentation, know-how or inventions that would be reasonably necessary for DENDREON to make Ancillary Component at an alternate site, and other than the rights in the Process Inventions licensed to DENDREON under Section 14.3, DIOSYNTH does not own or have the right to license any patent or other intellectual property rights used in or reasonably necessary for such manufacturing.

18.	Insurance

18.1.	DENDREON shall secure and maintain in full force and effect throughout the term of this Agreement and for three (3) years thereafter policies of insurance for (a) general liability and (b) product liability having policy limits, deductibles and other terms appropriate to the conduct of DENDREON’S business in DENDREON’S reasonable judgment.

18.2.	DIOSYNTH shall secure and maintain in full force and effect throughout the term of this Agreement and for three (3) years thereafter policies of insurance for (a) workmen’s compensation, (b) general liability, (c) automobile liability, and (d) product liability having policy limits, deductibles and other terms appropriate to the conduct of DIOSYNTH’S business in DIOSYNTH’S reasonable judgment.

19.	Force Majeure

Either Party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any unforeseeable event beyond such Party’s reasonable control, such as acts of God, fire, explosion, disease, war, insurrection, civil strife, riots, government action, or acts of terrorism, provided that such performance shall be excused only to the extent of and during such disability. The Party subject to such event shall promptly notify the other Party of the occurrence thereof and, if known, the expected duration. Any time specified or estimated for completion of performance in this Agreement falling due during or subsequent to the occurrence of any or such events shall be automatically extended for a period of time to recover from such disability. DIOSYNTH will promptly notify DENDREON if, by reason of any of the events referred to herein, DIOSYNTH is unable to meet any such time for performance specified or estimated in this Agreement. If any part of the services performed under this Agreement is rendered invalid as a result of such disability, DIOSYNTH will, upon written request from DENDREON, but at DENDREON’S sole cost and expense, repeat the services affected by the disability.

20.	Joint Steering Committee

20.1.

Effective immediately, DENDREON and DIOSYNTH shall establish a Joint Steering Committee (the “Joint Steering Committee”) comprised of three (3) representatives designated by DENDREON and three (3) representatives designated

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by DIOSYNTH, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents. The initial members of the Joint Steering Committee shall be the Vice President of Marketing and Sales, the Chief Operating Officer and the General Counsel from DIOSYNTH and the Chief Financial Officer, Vice President of Manufacturing and General Counsel from DENDREON.

20.2.	Effective immediately, DENDREON and DIOSYNTH shall also establish a Joint Operations Committee (the “Joint Operations Committee”) comprised of three (3) representatives designated by DENDREON and three (3) representatives designated by DIOSYNTH, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents. The initials members of the Joint Operations Committee shall be the Vice President of Quality and Regulatory, the Vice President, Operations and the Customer Project Leader from DIOSYNTH and the Vice President of Regulatory, Vice President of Quality and Head of Supply Operations from DENDREON.

20.3.	Each party shall appoint one person to serve as an Alliance Manager (each, an “Alliance Manager”) with responsibility for being the primary point of contact between the parties with respect to the activities contemplated by this Agreement. The Alliance Managers shall report to the Joint Steering Committee. The Alliance Manager for DIOSYNTH shall be George Koch. The Alliance Manager for DENDREON shall be Joanna Ward.

20.4.	Each party shall be free to replace its representative members on the Joint Steering Committee, Joint Operations Committee or its Alliance Manager with new appointees who have authority to act on behalf of such party, on notice to the other party.

20.5.	The Joint Steering Committee shall be responsible for overseeing and directing the parties’ interaction and performance of their respective obligations under this Agreement. Without limiting the generality of the foregoing, its duties shall include:

(a)	Monitoring the performance of each Party under this Agreement and

(b)	Resolving disagreements that arise under the Agreement.

20.6.	The Joint Operations Committee shall be responsible for overseeing the day-to-day activities of the parties with respect to the activities contemplated by this Agreement.

20.7.

The Joint Steering and Joint Operations Committees shall meet at such times as each respective committee determines to resolve issues arising hereunder and to perform its responsibilities under this Agreement, provided that the Joint Steering Committee shall meet not less than four (4) times in the first calendar year following the Effective Date, and as necessary in the determination of the Joint Operations Committee, thereafter, and the Joint Operations Committee shall meet not less than one time per month, unless otherwise mutually agreed. Such meetings may be in person or by telephone as agreed by the respective committees. To the extent that meetings are held in person, they shall alternate between the offices of the Parties unless the Parties agree otherwise. The Alliance Managers shall attend all meetings

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of the committees. The Joint Steering Committee and Joint Operations Committee shall act by unanimous agreement.

20.8.	The chairperson of the each committee shall be designated every three months on an alternating basis between the Parties. The initial chairperson will be selected by DIOSYNTH. The chairperson shall be responsible for calling meetings, sending notices of meetings and for leading such meetings.

20.9.	Within fifteen (15) days after each committee meeting, the Alliance Manager for the party whose representative chaired the committee meeting shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the committee. Minutes shall be approved or disapproved and revised, as necessary, at the next minutes. Final minutes shall be distributed to the members of the committee.

20.10.	In the event that the Joint Steering Committee cannot reach agreement with respect to any material issue, then the Chief Executive Officers of DIOSYNTH and DENDREON shall meet as promptly as practicable after notice of such dispute to resolve in good faith such dispute. This meeting shall occur within thirty 30 days of the time the dispute arises.

20.11.	Neither the Joint Steering Committee nor the Joint Operations Committee is empowered to amend the terms of this Agreement.

20.12.	The Parties shall first attempt to settle any conflicts amicably between themselves in accordance with this Article 20. Should they fail to do so then within forty-five days of the first meeting of the Chief Executive Officers pursuant to Section 20.10, the parties shall attempt to settle the dispute by formal mediation. If the parties cannot agree upon a mediator and the place of mediation, the mediation shall be administered by the American Arbitration Association in Research Triangle Park, North Carolina. Notwithstanding the foregoing dispute resolution provisions, the Parties shall each retain the right to seek judicial injunctive and other equitable relief where appropriate.

20.13.	If DIOSYNTH shall be required to provide testimony or records in connection with the performance of activities under this Agreement pursuant to any legal or administrative process or proceeding by reason of DENDREON’s involvement therein, (other than one which arises out of the conduct of DIOSYNTH as opposed to DENDREON’s Drug Product or the activities performed hereunder), then DENDREON will reimburse DIOSYNTH for its expenses, plus a mutually agreed hourly rate for DIOSYNTH’S employees or representatives participating in such process or proceeding.

21.	Miscellaneous

21.1.	This Agreement and any amendment or supplement hereto may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each

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of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed by both Parties hereto.

21.2.	Governing Law. The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

21.3.	Compliance with Laws. Each Party shall comply in all material respects with all applicable law and regulations including, but not limited to, those concerning drugs or drug manufacture regulatory requirements, the Drug Product in particular, protection of the environment and health and safety of its workers.

21.4.	Press Releases. Any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be submitted to the other Party for review and comment prior to release. The Parties agree to reasonably cooperate in connection with the publication or presentation of scientific data.

21.5.	Independent Contractors. The relationship between DENDREON and DIOSYNTH is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between DENDREON and DIOSYNTH. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

21.6.	Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, either Party may, without such consent, assign this Agreement: (i) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business or drug product of which this Agreement forms a part; (ii) in the event of the merger or consolidation of a Party hereto with another company; or (iii) to any Affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

21.7.	Continuing Obligations. Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

21.8.	Waiver. Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waive such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

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21.9.	Schedules. All schedules referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

21.10.	Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by i) registered or certified mail, return receipt requested, ii) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid or iii) facsimile (with the original promptly sent by any of the foregoing manners), and shall be deemed to have been given upon mailing or upon transmission by facsimile, as the case may be. Any such notices shall be addressed to the receiving Party at such Party’s address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

If to DIOSYNTH:

Diosynth RTP Inc.

101 J. Morris Commons Lane

Morrisville, NC 27560

Attn: Vice President of Marketing & Sales

cc: General Counsel

Diosynth RTP Inc.

101 J. Morris Commons Lane

Morrisville, NC 27560

If to DENDREON:

DENDREON Corporation

3005 First Avenue

Seattle, WA 98121

Attention:

cc: General Counsel

DENDREON Corporation

3005 First Avenue

Seattle, WA 98121

21.11.	Entire Agreement. This document constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement. No terms, conditions, understanding, or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing and signed by both Parties. No modification to this Agreement shall be affected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

In witness whereof, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

DENDREON CORPORATION		DIOSYNTH RTP INC.

By:	/s/ Mitchell H. Gold	By:	/s/ Chris van Eeckelen
Title:	President and CEO	Title:	Chief Operating Officer
Date:	December 22, 2005	Date:	December 22, 2005

		By:	/s/ Frank Tielens
		Title:	President
		Date:	December 22, 2005

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SCHEDULE 1- DEFINITIONS

1.1.	“Acceptance” or “Accepted” or “Accepts” means that DENDREON has reviewed the certificate of analysis, other associated manufacturing, testing and process documentation, and supporting data, required to be provided by DIOSYNTH under the Quality Agreement, and that DENDREON has determined that the Ancillary Component meets the requirements of section 17.1.

1.2.	“Acceptable Ancillary Component” means Ancillary Component that satisfies the warranties set forth in Section 17.1.

1.3.	“Act” means the United States Federal Food, Drug and Cosmetics Act, as amended.

1.4.	“Actual Consumables Payment” shall be the actual amount invoiced by a Third Party and paid by DIOSYNTH for Process Consumables or DIOSYNTH’s standard costs for common stock items or, as applicable, a proportionate part thereof and other charges, for a single Campaign as described in Schedule 2.

1.5.	“Additional Production” has the meaning set forth in Section 2.4.

1.6.	“Additional Production Price” shall be the price to DENDREON for Ancillary Product produced beyond the Minimum Gram Guarantee as specified in Schedule 3.

1.7.	“Affiliate” means any corporation or non-corporate entity that controls, is controlled by, or is under common control with a Party. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

1.8.	“Agreement” means the body of the Supply Agreement and any Schedules appended thereto, as may be amended from time to time as mutually agreed by the Parties, it being understood that if there is a conflict between the terms of the body of the Supply Agreement and any Schedules appended thereto, the terms of the body of the Supply Agreement control and govern.

1.9.	“Ancillary Component” means the material known as PA2024, a recombinant prostate tumor antigen, in bulk-filled form.

1.10.	“Appendix Three” means Appendix Three to the BSA.

1.11.	“Appropriate Adjustment Ratio” means the adjustment factor used for calculation of the Minimum Gram Guarantee for Campaigns of different lengths. By means of explanation, these ratios are not linear, as the amounts produced in a longer Campaign are proportionately greater. The Appropriate Adjustment Ratio equals: [ *** ]

1.12.	“BLA” has the meaning set forth in Section 3.5.

1.13.	“BSA” has the meaning set forth in the preamble.

1.14.	“Campaign” means the continuous (with the exception of required annual facility shutdown) and dedicated manufacture of Ancillary Component over a defined period[ *** ], plus any extension undertaken to meet the Minimum Gram Guarantee. The defined period assumes a minimum utilization as follows:

1.15.	[ *** ] “Campaign Base Price” has the meaning set forth in Schedule 2.

1.16.	“Campaign Quantity” means the quantity of Ancillary Component of homogeneous quality produced from a Campaign.

1.17.	“Campaign Start Date” means the date of initial vial break in the performance of a Campaign.

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1.18.	“Confidential Information” means all proprietary information, data, know-how and all other business, technical and financial data disclosed hereunder (or prior to the date of this Agreement under the BSA between the Parties) by one Party or any of its Affiliates to the other Party or any of its Affiliates, except any portion thereof which:

(a)	At the time of disclosure is in the public knowledge;

(b)	After disclosure, becomes part of the public knowledge by publication or otherwise, except by breach of this Agreement by the recipient;

(c)	The recipient can demonstrate by its written records was in the recipient’s possession at the time of such disclosure, and which was not acquired, directly or indirectly, from the disclosing party, or its affiliates;

(d)	Is lawfully disclosed to the recipient on a non-confidential basis by a Third Party who is not obligated to the disclosing Party or any other Third Party to retain such Confidential Information in confidence; or

(e)	Results from research and development by the recipient independently of such disclosure.

1.19.	“Consumables Payment” has the meaning set forth in Schedule 2.

1.20.	“DENDREON Collaborator” means any entity with which DENDREON has entered into or enters into an agreement, a purpose of which is to market or otherwise commercialize Drug Product or Other Products.

1.21.	“Disposition” means DIOSYNTH has tendered Ancillary Product to DENDREON for Acceptance testing following DIOSYNTH’S manufacture and determination that such Ancillary Product meets the Specifications, cGMPs and other the requirements of this Agreement.

1.22.	“Drug Product” means DENDREON’s active immunotherapy product known as Provenge.

1.23.	“Effective Date” has the meaning set forth in the preamble to this Agreement

1.24.	“Estimated Campaign Completion Date” means the date that DIOSYNTH estimates upstream and downstream production of Ancillary Component will be complete as provided in the Order Acceptance.

1.25.	“Estimated Consumables Payment” shall be the estimated payment for Process Consumables for a single Campaign as described in Schedule 2.

1.26.	“Facility” has the meaning set forth in Section 2.2.

1.27.	“FDA” means the United States Food and Drug Administration or any successor entity thereof

1.28.	“cGMP” means all laws, guidelines and regulations applicable to the manufacture of Ancillary Component including the current Good Manufacturing Practice regulations as promulgated under the Act at 21 CFR (chapters 210, 211, 600 and 610), as the same may be amended or re-enacted from time to time

1.29.	“Lot” means the quantity of Ancillary Component of homogeneous quality that results from a single fermentation run of the Process.

1.30.	“Manufacturing Support Price” shall mean the month price for manufacturing support services provided by DIOSYNTH’S process development staff during the first [ *** ]months of manufacture under this agreement. The value of this price is specified in Schedule 3.

1.31.	“Minimum Gram Guarantee” has the meaning set forth in Section 0, as increased under Section 2.4.

1.32.	“Order” means a commitment in writing made by DENDREON to purchase Ancillary Component, issued under Section 6.2 or 6.3, and meeting the requirements of Section 6.4.

1.33.	“Order Acceptance” has the meaning set forth in section 6.5.

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1.34.	“Order Campaign Start Date” has the meaning set forth in section 6.3.

1.35.	“Other Products” means singularly and collectively, the DENDREON active immunotherapy products APC8024, APC80NY, APC80TR, APC80MN, AOC80CEA and APC80HT, and antigens used in the manufacture of such DENDREON active immunotherapy products.

1.36.	“Process” means the cGMP-compliant process for the manufacture of Ancillary Component at the Facility on a 2000L scale, as developed under the BSA.

1.37.	“Process Consumables” means media, resins, raw materials, filters, membranes, disposable analytical test kits, disposable bags and other items consumed in connection with the production and testing of Ancillary Component.

1.38.	“Process Inventions” means inventions and know-how relating to manufacturing methods and processes discovered by DIOSYNTH in performing the services under this Agreement or the BSA, whether invented before or after this Agreement’s Effective Date.

1.39.	“Producer Price Index” means the national, all-commodities producer price index published by the U.S. Department of Labor, Department of Statistics.

1.40.	“Product Inventions” means inventions and know how relating to Ancillary Component and Drug Product discovered by DIOSYNTH in performing services under this Agreement or the BSA, whether invented before or after this Agreement’s Effective Date.

1.41.	“Quality Agreement means the Quality Agreement attached hereto as Schedule 4. In the event of a conflict between the terms of this Agreement and the Quality Agreement, the terms of this Agreement shall govern.

1.42.	“Quarter” means the period of three consecutive calendar months ending 31 March, 30 June, 30 September and 31 December.

1.43.	“Specifications” means product quality attributes as defined in the Ancillary Component Item Specification, as approved by DIOSYNTH and DENDREON.

1.44.	“Term” has the meaning set forth in Section 3.1.

1.45.	“Third Party” means any party other than DENDREON, DIOSYNTH, and their Affiliates.

1.46.	“Unnamed Other Products” means products other than the Drug Product and Other Products, and antigens used in the manufacture of such products.

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SCHEDULE 2- PROCESS CONSUMABLES

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SCHEDULE 3- PRICE

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SCHEDULE 4

QUALITY AGREEMENT

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SCHEDULE 5

GUIDELINES FOR VISITS TO DIOSYNTH FACILITIES

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